As filed with the Securities and Exchange Commission on January 18, 2001
                                                      Registration No. 333-53320
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                SEACOR SMIT INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                             4449                            13-3542736
(State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
 incorporation or organization)       Classification Code Number)            Identification No.)


                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082
                                 (713) 782-5990
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                                  RANDALL BLANK
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND SECRETARY
                           1370 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 307-6633
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                   Copies to:

                             DAVID E. ZELTNER, ESQ.
                               ROD D. MILLER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
         If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================
NY2:\990666\06\73293.0004

The information contained in this prospectus is not complete and may be changed. We may not sell any shares of the common stock wuntil our registration statement file with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities inany jurisdiction where the offer or sale is not permitted.

                  SUBJECT TO COMPLETION DATED JANUARY 18, 2001

PROSPECTUS
                                1,000,000 SHARES

                             SEACOR SMIT INC. LOGO

                                  COMMON STOCK

         This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process we may offer, issue and sell, from time to time, up to 1,000,000 shares of our common stock in connection with acquisitions of or investments in other businesses or assets. These acquisitions of or investments in businesses or assets will be made at negotiated prices. The total number of shares issued to consummate any of these acquisitions or investments will depend on the prevailing market price of our common stock at the time of the acquisition or investment.

         Specific terms of these securities will be provided in supplements to this prospectus. The consideration for acquisitions and investments that we may make may consist of shares of equity securities, cash, indebtedness, assumption of liabilities or other interests or any combination thereof.

         This prospectus may be used by persons who receive shares of common stock in connection with acquisitions and investments by us who want to resell those shares. We have not authorized any person to use this prospectus in connection with resales of securities without our prior written consent. Our common stock trades on the New York Stock Exchange under the symbol "CKH". On January 16, 2001, the closing market price of our common stock was $52.25 per share.

                                   ----------
         Investing in these securities involves certain risk. See "Risk Factors" beginning on page 2.

                                   ----------
         These securities have not been approved or disapproved by the Securities and Exchange Commission (the "SEC") or any state securities commission nor has the SEC or any state securities commission determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal defense.



                The date of this prospectus is January __, 2001.

                                TABLE OF CONTENTS


                                            Page                                                      Page
                                            ----                                                      ----
PROSPECTUS SUMMARY......................      1             USE OF PROCEEDS ........................    4
RISK FACTORS............................      2             OFFERED SECURITIES......................    4
FORWARD-LOOKING STATEMENTS..............      2             LEGAL MATTERS...........................    5
INCORPORATION OF DOCUMENTS BY                               EXPERTS.................................    5
  REFERENCE.............................      3
WHERE YOU CAN FIND MORE
  INFORMATION............................     3


You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         This summary may not contain all the information that may be important to you. You should read the entire prospectus, including the additional documents to which we refer you, before making an investment decision. See "Incorporation of Documents by Reference" and "Where You Can Find More Information." In this prospectus "we," "our," "us," and "SEACOR" refer to SEACOR SMIT Inc., its consolidated subsidiaries and its equity interest in Chiles Offshore Inc.

         We are a major provider of offshore marine services to the oil and gas exploration and production industry. We are also one of the leading providers of oil spill response services to owners of tank vessels and oil storage, processing and handling facilities and own a substantial minority equity interest in a company that owns and operates mobile offshore jackup drilling rigs.

         We may offer and sell the common stock described in this prospectus from time to time in connection with one or more acquisitions of or investments in other businesses or assets. This prospectus provides you with a general description of the securities we may offer. Each time we issue and sell common stock using this shelf prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

         This prospectus has also been prepared for use by persons who receive securities in connection with acquisitions or investments by us. In connection with resales, a prospectus supplement, if required, will disclose the name of the selling stockholder as well as the specific terms of the resale.

         We encourage you to read this prospectus and any prospectus supplement that accompanies it, along with the additional information regarding SEACOR, including our audited financial statements and a description of our business, contained in the documents incorporated by reference in this prospectus. See "Incorporation of Documents by Reference" and "Where You Can Find More Information" on page 6.

         Our executive offices are located at 11200 Richmond Avenue, Suite 400, Houston, Texas 77082, and our telephone number is (713) 782-5990.






--------------------------------------------------------------------------------

                                  RISK FACTORS

         The prospectus supplement applicable to each offering of our common stock will contain a discussion of risks applicable to an investment in SEACOR SMIT. Prior to making a decision about investing in our common stock, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus.



                           FORWARD-LOOKING STATEMENTS

         Certain statements contained or incorporated by reference in this prospectus, including without limitation, statements containing the words "believes," "anticipates," "hopes," "intends," "expects," "will," "plans," and other similar words may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from expectations, including those in the section entitled "Risk Factors." Given these uncertainties, prospective investors are cautioned not to place undue reliance on those forward-looking statements. We disclaim any obligation to update any of those statements or to publicly announce any updates or revisions to any of the forward-looking statements contained in this prospectus to reflect any change in our expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying the statements.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

         The SEC allows us to "incorporate by reference" into this prospectus certain information we file with it, which means that we may disclose material information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any additional information that we file with the SEC will automatically update and supercede this information. We incorporate by reference the documents listed below and any additional documents we file with the SEC until the offering of the common stock is terminated. This prospectus is part of a registration statement on Form S-4 that we filed with the SEC and does not contain all of the information set forth in the registration statement.

         The following documents that we previously filed with the SEC are incorporated by reference (SEC file number 1-12289):

         1. our annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on April 6,
                  2000);

         2. our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, (filed on May 15, 2000), June 30, 2000
                  (filed August 14, 2000), and September 30, 2000 (filed on November 14, 2000);

         3. our Current Reports on Form 8-K filed on June 16, 2000 and January 18, 2001; and

         4. the description of our common stock contained in our registration statements on Form 8-A filed on November 30, 1992, and October 9, 1996, including any amendment or report filed for the purpose of updating such description.

         We will provide any person to whom a copy of this prospectus is delivered, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to those documents unless specifically incorporated by reference. You should direct any requests for documents to SEACOR SMIT Inc., 1370 Avenue of the Americas, 25th Floor, New York, NY 10019, Attention: Corporate Secretary.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any of the documents we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may request copies of these documents by writing to the SEC and paying a fee for the copying costs. You may also call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's Internet site at http://www.sec.gov. Our Internet site is http://www.seacormarine.com. Our common stock is traded on the New York Stock Exchange traded under the symbol "CKH".

                                 USE OF PROCEEDS

         This prospectus relates to common stock of SEACOR which may be offered and issued by us from time to time by us in connection with acquisitions of or investments in other businesses or assets. Other than the businesses or assets acquired, there will be no proceeds to SEACOR from these offerings.

                               OFFERED SECURITIES

         We propose to issue and sell the securities in connection with acquisitions of and investments in other businesses and assets. The securities or any combination of the securities, either individually or as units consisting of one or more of the securities, shall be offered each on terms to be determined at the time of sale. The securities may be issued in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in other entities, in exchange for assets used in or related to the business of such entities or otherwise pursuant to agreements providing for such acquisitions or investments, as well as additional shares of common stock which may be issuable upon conversion of any convertible securities covered by this prospectus. The consideration for these acquisitions or investments may consist of equity securities, cash, indebtedness, assumption of liabilities or a combination thereof. The terms of these acquisitions and investments and of the issuance of any securities in connection therewith will generally be determined by direct negotiations with the owners of the business or assets to be acquired or invested in or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval or statutory mergers, consolidations or sales of assets. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue securities covered by this prospectus to pay broker's commissions incurred in connection with acquisitions or investments. For a description of our common stock see "Incorporation of Documents by Reference".

         This prospectus, as amended or supplemented if appropriate, has also been prepared for use by persons who receive our securities in acquisitions or investments, including securities sold hereunder and shares of common stock ("selling stockholders"); provided, however, that no selling stockholder is authorized to reoffer any such securities without first obtaining our prior written consent. Resales may be made in the manner described in this prospectus, as amended or supplemented, in the manner permitted by Rule 145(d) under the Securities Act or pursuant to exemption from the Securities Act. Profits realized on resales by selling stockholders under certain circumstances may be regarded as underwriting compensation under the Securities Act.

         Resales by selling stockholders may be made directly to investors or through a securities firm acting as an underwriter, broker or dealer. When resales are to be made through a securities firm, such securities firm may be engaged to act as the selling stockholder's agent in the sale of the securities by such selling stockholder, or the securities firm may purchase securities from the selling stockholders as principal and thereafter resell such securities from time to time. The fees earned by or paid to such securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extend permissible. In addition, such securities firm may effect resales through other securities dealers, and customary commissions or concessions to such other dealers may be allowed. Sales of securities may be at a negotiated prices then prevailing, Any such sales may be made on The New York Stock Exchange or other exchange on which such securities are traded, in the over-the-counter-market, by block trade, in special or other offerings, directly to investors or through a securities firm acting as agent or principal, or a combination of such methods. Any participating securities firm may be indemnified against certain liabilities, including liabilities under the Securities Act. Any participating securities firm may be deemed to be and underwriter within the meaning of the Securities Act, and any commission earned by such firm may be deemed to be underwriting discounts or commissions under the Securities Act.

         A prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the name of the selling stockholder, the participating securities firm, if any, the number and kind of securities involved and other details of such resale to the extend appropriate.

                                  LEGAL MATTERS

         The validity of the shares of common stock has been passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.


                                     EXPERTS

         The financial statements and schedule incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (as amended on Form 10-K/A filed on April 6, 2000) have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, which are incorporated herein by reference, and have been so incorporated herein in reliance upon the authority of such firm as experts in accounting and auditing in giving said reports.

                              SEACOR SMIT INC. LOGO



                                   ----------

                                   PROSPECTUS

                                   ----------



                                JANUARY __, 2001

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As more fully described below, Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Amended and Restated By-laws provides that we will indemnify, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

         Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that the person's conduct was unlawful.

         Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth above.

         Section 145 of the DGCL permits a Delaware business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person.

         Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation limiting a director's liability to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors or our stockholders for monetary damages for breach of the fiduciary duty of care as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.


ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


       Exhibit No.            Description of Exhibit
       -----------            ----------------------

        3.1 Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14, 1997).

        3.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997, and filed with the SEC on August 14, 1997).

        3.3 Amended and Restated By-laws of SEACOR Holdings, Inc. (incorporated herein by reference to Exhibit
                              4.2 to the Company's Registration Statement on Form S-8 (No. 333-12637) of SEACOR Holdings, Inc. filed with the SEC on September 25, 1996).

        4.1 Form of Common Stock Certificate (incorporated herein by reference to the Registration Statement on Form S-1 (No. 333-53744) of SEACOR Holdings, Inc. filed with the SEC on October 26, 1992, as amended).

        5.1*                  Opinion of Weil, Gotshal & Manges LLP.

        23.1*                 Consent of Arthur Andersen LLP.

        23.2* Consent of Weil, Gotshal & Manges LLP (included as part of Exhibit 5.1)

        24.1 Power of Attorney (included on signature page to the Registration Statement).


* Filed herewith.

ITEM 22. UNDERTAKINGS

         The undersigned Registrant hereby undertakes as follows:

         (a) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

         (d) that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act that of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (e) that prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (f) that every prospectus (i) that is filed pursuant to paragraph (e) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is issued in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment of the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (g) insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue;

         (h) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request; and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

         (i) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1993, the registrant certifies that it has reasonable ground to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on January 18, 2001.

                         SEACOR SMIT Inc.

                         By:/s/ Randall Blank
                            -------------------------------
                            Randall Blank
                            Executive Vice President, Chief Financial Officer and Secretary


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Randall Blank and Dick Fagerstal, or either of them, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                                  Title                                       Date
----------                                  -----                                       ----

                                    Chairman of the Board of                     January 18, 2001
-------------------------------     Directors, President and
Charles Fabrikant                   Chief Executive Officer
                                    (Principal Executive Officer)


/s/ Randall Blank                   Executive Vice President, Chief              January 18, 2001
-------------------------------     Financial Officer and Secretary
Randall Blank                       (Principal Financial Officer)


                                     Vice President                              January 18, 2001
-------------------------------      (Principal Accounting Officer
Lenny P. Dantin                      and Controller)


                                     Director                                    January 18, 2001
-------------------------------
Granville E. Conway


                                     Director                                    January 18, 2001
-------------------------------
Pierre de Demandolx


                                       v

                                     Director                                    January 18, 2001
-------------------------------
Richard M. Fairbanks III


                                     Director                                    January 18, 2001
-------------------------------
Michael E. Gellert


                                     Director                                    January 18, 2001
-------------------------------
John Hadjipateras


                                     Director                                    January 18, 2001
-------------------------------
Antoon Kienhuis


                                     Director                                    January 18, 2001
-------------------------------
Andrew R. Morse


                                     Director                                    January 18, 2001
-------------------------------
Stephen Stamas


/s/ Randall Blank                    Attorney-In-Fact                            January 18, 2001
-------------------------------
    Randall Blank


                                  EXHIBIT INDEX

       Exhibit No.            Description of Exhibit
       -----------            ----------------------

        5.1                   Opinion of Weil, Gotshal & Manges LLP.

        23.1                  Consent of Arthur Andersen LLP.

        23.2                  Consent of Weil, Gotshal & Manges LLP (included in
                              Exhibit 5.1)












                                      vii